Exhibit 21

KAISER GROUP HOLDINGS, INC.
9300 Lee Highway

Fairfax, VA 22031

(703) 934-3414

Kaiser Group Holdings, Inc.’s subsidiaries as of March 20, 2006 are listed below. Subsidiaries which are less than wholly-owned are indicated by the ownership percentage figure in parentheses following the name of the subsidiary.

Consolidated Subsidiary

Jurisdiction of Formation

I.

KAISER GROUP HOLDINGS, INC.

Delaware

II.

Kaiser Group International, Inc.

Delaware

III. Kaiser Analytical Management Services, Inc.

Delaware

III.

Kaiser Engineers Group, Inc.

Delaware

IV.	Kaiser Engineers, Inc.			Ohio
	V.	Kaiser Overseas Engineering, Inc.		Delaware
	V.	Kaiser Engineers and Constructors, Inc.		Nevada
		VI.	Kaiser Engenharia, S.A. (50%)	Portugal
	V.	Kaiser Engineers International, Inc.		Nevada
		VI.	Kaiser Engenharia, S.A. (50%)	Portugal

III.

Kaiser Government Programs, Inc.

Delaware

IV.	Kaiser K-H Holdings, Inc.			Delaware
	V.	Kaiser-Hill Company, LLC (50%)		Colorado
		VI.	Kaiser-Hill Funding Company, L.L.C. (98%)	Delaware
	V.	Kaiser-Hill Funding Company, L.L.C. (1%)		Delaware

III.

Kaiser Holdings Unlimited, Inc.

Delaware

IV.	Kaiser Engineers Eastern Europe, Inc.			Delaware
	V.	Kaiser Netherlands B.V. (10%)		Netherlands
IV.	Kaiser Netherlands B.V. (90%)			Netherlands

III.

Monument Select Insurance Company

Vermont

IV.	MSIC, Inc.			Delaware
IV.	MS Builders Insurance Company			Vermont